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                                                                  EXHIBIT 10.(h)




                  CONFIDENTIALITY AND NONCOMPETITION AGREEMENT


         This AGREEMENT is made by and between _______________________________ (the "Executive") and MAPCO Inc. (the "Corporation") and is dated as of November 23, 1997.

                              W I T N E S S E T H:

                 WHEREAS, the Corporation has agreed to enter into a merger agreement (the "Merger Agreement") with The Williams Companies, Inc. (the "Parent"), pursuant to which the Corporation will merge with or into a direct wholly owned subsidiary of the Parent (the "Merger"), and as a result, will become a direct wholly owned subsidiary of the Parent, effective as of the effective time of the consummation of such Merger (the "Effective Time");

                 WHEREAS, the Parent is concerned that critical executive officers of the Corporation can terminate employment following the Merger and immediately enter into the employment or other service of a competitor of the business of the Corporation and its subsidiaries (the "Business"), thereby causing substantial and significant damage to the Business;

                 WHEREAS, the Parent has indicated that it would not enter into the Merger Agreement unless and until certain officers of the Corporation, including the Executive, had entered into an agreement embodying appropriate restrictions on the ability of each such officer to enter into such competitive service and to solicit customers and/or employees of the Business;

                 WHEREAS, the Corporation has concluded that it would not be in the best interests of shareholders to make the execution of such agreements by such officers a condition to the effectiveness of the Merger Agreement;
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                 WHEREAS, by reason of the attention that will be focused on such officers due to the proposed merger, the Corporation is also concerned that there is substantially greater risk that such officers would explore other employment opportunities and could enter into competitive employment after the Effective Time or after the date, if at all, that the Merger Agreement is abandoned in accordance with its terms;

                 WHEREAS, the Corporation has concluded that the events and circumstances related to the Merger requires it to obtain commitments from its senior officers, including the Executive, of the nature and kind set forth herein, both to induce the Parent to enter into the Merger Agreement and to assure itself that the Business will not be damaged by the competitive activities of such officers;

                 WHEREAS, the Executive owns shares of Common Stock of the Corporation and options to purchase shares of Common Stock of the Corporation and wishes to induce the Parent to enter into the Merger Agreement so that the Executive will receive for his equity interest in the Corporation the consideration called for under the Merger Agreement with respect to shares of Common Stock and options to purchase shares of Common Stock of the Corporation;

                 WHEREAS, the Executive is willing to enter into this Agreement in consideration of the additional compensation provided for herein, and to obtain the other benefits and rights that the Executive will become entitled to receive, in the event that the Merger Agreement is consummated, pursuant to the Corporation's generally applicable plans, policies and procedures and any individual agreement to which the Executive is or may be a party.

                 NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the Corporation and the Executive agree as follows:

                 1. Period of Restriction. The period during which the Executive shall be subject to the restrictive covenants set forth in Sections 4, 5, and 6 (the "Restricted Period") shall be the period (i) commencing on the date of the termination of the Executive's employment for any reason (the "Termination Date") and (ii) ending on the first anniversary of the Commencement Date.





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                 2.       Payment to Executive. In consideration of the
negative covenants provided for the benefit of the Corporation hereunder, the Corporation will pay the Executive a single lump sum cash amount equal to $_______________ as soon as practicable after the date hereof, but in no event later than December 31, 1997. Any amount payable hereunder shall be subject to any and all applicable Federal income and employment tax withholding required at law to be withheld therefrom.

                 3. Confidential and Trade Secret Information. The Executive will keep in strict confidence, and will not, directly or indirectly, at any time during or after his or her employment with the Corporation, disclose, furnish, disseminate, make available or, except in the course of performing his or her duties of employment hereunder, use any trade secrets or confidential business and technical information of the Corporation or its customers or vendors, without limitation as to when or how the Executive may have acquired such information. Such confidential information shall include, without limitation, the Corporation's unique selling, manufacturing and servicing methods and business techniques, training, service and business manuals, promotional materials, training courses and other training and instructional materials, vendor and product information, customer and prospective customer lists, other customer and prospective customer information and other business information. The Executive specifically acknowledges that all such confidential information, whether reduced to writing, maintained on any form of electronic media, or maintained in the mind or memory of the Executive and whether compiled by the Corporation, and/or the Executive, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Corporation to maintain the secrecy of such information, that such information is the sole property of the Corporation and that any retention and use of such information by the Executive during his or her employment with the Corporation (except in the course of performing his or her duties and obligations hereunder) or after the termination of his or her employment shall constitute a misappropriation of the Corporation's trade secrets. If the Executive is legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any confidential or trade secret information, the Executive will provide the Corporation with prompt written notice of such required disclosure so the Corporation may seek a protective order or other appropriate remedy and/or waive compliance with the terms hereof. The Corporation will be responsible for all costs incurred to protect confidentiality or trade secret information pursuant to the immediately preceding sentence.





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                  4.      Covenant Not to Compete.  In consideration of the
obligations and commitments of the Corporation as set forth in this Agreement, which constitute good and valuable consideration, the Executive covenants and agrees that, without the written consent of the Corporation, the Executive will not provide any services, whether as an owner, director, manager, supervisor, employee, adviser, consultant or otherwise, and/or derive any compensation, whether directly or indirectly (including but not limited to through the receipt of stock or stock options), during the Restricted Period relating to the advertising, promotion, distribution or sale of any natural gas liquids and propane products by any entity if a principal portion of such entity's business is in direct competition with the Business or, if the Effective Time occurs prior to September 30, 1998, the business of the Parent at the Effective Time (the Business and the business of the Parent at the Effective Time hereafter referred to as the "Combined Business") or which sells or distributes the products of a competitor of the Combined Business. Notwithstanding anything else contained herein to the contrary, such restriction shall specifically apply solely to services performed or any compensation derived from activities conducted in any geographic area where the Business currently markets, distributes and/or sells such products. For purposes of clarification, this
Section 4 shall not prevent the Executive from providing services to any entity in any capacity, including any entity that advertises, promotes, distributes or sells petroleum, natural gas liquids and propane products that are competitive with those of the Combined Business, so long as the Executive provides no material services to, and has no direct responsibility for or oversight regarding, the portion of such entity's business which is competitive with the Combined Business. Moreover, this Section 4 shall not prohibit the Executive from obtaining or maintaining a portfolio investment (i.e., less than 1% of the outstanding voting or income interests) in any publicly traded entity.

                 5. Covenant Not to Solicit Employees. The Executive agrees that during the Restricted Period the Executive will not, directly or indirectly, solicit, recruit, hire or cause to be hired for employment, any individual or individuals who are employed by the Combined Business. The Executive shall also not directly or indirectly, solicit, recruit, hire or cause to be hired for employment, any individual or individuals who have entered into covenants not to compete with the Corporation and/or its subsidiaries during the periods of those covenants not to compete, such that those employees would be engaged in any activity which violates the terms of any such non-compete.





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                 6.  Covenant Not to Solicit Customers. The Executive agrees that during the Restricted Period, the Executive will not directly or indirectly, influence or attempt to influence customers of the Combined Business to direct their business away from the Combined Business and/or towards any competitor of the Combined Business.

                  7. Injunctive Relief. The Executive hereby acknowledges and agrees that the provisions set forth in Sections 3, 4, 5 and 6 of this Agreement are both reasonable and necessary to protect the legitimate business interests of the Business and the Combined Business. The Executive further acknowledges that the geographic area and the scope of the limitation on the Executive's activities set forth in Section 4 of this Agreement and the length of the Restricted Period are reasonable and fair, and none of the foregoing will prevent or materially impair the Executive's ability to earn a livelihood or otherwise cause him/her undue harm. The Executive further acknowledges and agrees that any breach of Sections 3, 4, 5 or 6 of this Agreement by the Executive would cause irreparable injury to the Business (and, if applicable, the Combined Business) for which legal damages alone would be inadequate. Accordingly, the parties agree that in the event of a breach of the Executive's obligations under Sections 3, 4, 5 or 6 of this Agreement, the Corporation shall be entitled to seek and obtain preliminary or injunctive relief in a court of appropriate jurisdiction. The right to seek injunctive relief shall not be exclusive and shall not limit in any way the right of the Corporation to pursue any other remedy that may be available at law or in equity, including, without limitation, the right to receive monetary damages from the Executive or to seek rescission of this Agreement. The Executive also expressly agrees and acknowledges that the Corporation has entered into this Agreement to obtain the benefit of the covenants set forth in Sections 3, 4, 5 and 6, and agrees that if at any time he shall affirmatively challenge the enforceability of such covenants as a matter of law (as opposed to the enforceability of such covenants as to a particular set of facts), whether in an action for declaratory judgment, as an affirmative defensive or otherwise, the Corporation shall be entitled to rescind this Agreement and the Executive shall be obligated to return to the Corporation any and all amounts paid to the Executive hereunder.

                 8.  Successors; Binding Agreement.   As used in this
Agreement, "Corporation" shall mean the Corporation and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. This Agreement shall inure to the benefit of and be enforceable by the Executive and the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributee, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall





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be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to the Executive's estate.

                 9. Notice. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to, in the case of the Executive, his principal place of residence as set forth in the records of the Corporation, and in the case of the Corporation to the office at which it maintains its executive offices, provided that all notices to the Corporation shall be directed to the attention of the Board of Directors (the "Board") with a copy to the Secretary of the Corporation. Either party may furnish the other with a different address to use for purposes of this Agreement by providing notice in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                 10. Validity; Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to that night otherwise govern under its conflicts of law principles. The Executive and the Corporation hereby each consent to submit to the personal jurisdiction of the Delaware state courts and agree that, given that the Corporation is a Delaware corporation, Parent is a Delaware corporation, the Merger Agreement is governed by Delaware law and this Agreement is being entered into, among other things, to induce the Parent to enter into the Merger Agreement for the benefit of the stockholders of the Corporation (including the Executive), such courts shall have sole and exclusive jurisdiction over the subject matter hereof and shall be the sole covenant venue for any action brought hereunder. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                 11. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreement, promises, covenants, arrangements, communications, representation or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled. This Agreement shall not be interpreted or construed as a contract of employment or to modify, amend, terminate, supersede or in any other way alter any agreement now in effect between the Executive and the Corporation that does not specifically pertain to competitive activities, confidential information or the solicitation of employees or customers.





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                 12.  Legal Fees and Expenses. If either the Executive or the
Corporation is successful in asserting or defending any claim (whether initiated by the Executive or by the Corporation) as to the breach of any provision of this Agreement, the other party shall pay the successful party's legal expenses, including, without limitation, the successful party's reasonable attorney's fees, upon presentation of proof of such expenses.

                 13. Options. The Executive covenants and agrees that he will exercise, on or before December 31, 1997, all stock options of the Corporation outstanding on the date hereof which are exercisable as of the date hereof and which become exercisable on or before December 31, 1997. Notwithstanding the provisions of Section 2, no payment should be made thereunder until the Executive has complied with the preceding sentence and this Agreement shall be rendered void and without effect if the Executive breaches the covenant set forth in the preceding sentence. The Executive also hereby acknowledges that his stock options outstanding at the Effective Time will be cancelled at the Effective Time by converting the excess of the aggregate spread value related thereto into a number of shares of the common stock of the Parent, on the terms and conditions set forth in the Merger Agreement.

                 14. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.





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                 15.  Miscellaneous.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer of the Corporation as may be authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                 IN WITNESS WHEREOF, the duly authorized officer of the Corporation and the Executive have each executed this Agreement as of this 23 day of November, 1997.


                                                MAPCO INC.

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                                                By:



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